                                                                   EXHIBIT 10.24


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LLMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                               CITYSEARCH, INC.

                          CONVERTIBLE PROMISSORY NOTE

                                                              New York, New York
$50,000,000.00                                                   August 13, 1998


     1.   Principal and Interest. City Search, Inc. (the "Company"), a Delaware
          ----------------------
corporation, for value received by promises to pay to the order of USA Networks, Inc. ("Lender") in lawful money of the United States the principal amount of Fifty Million Dollars ($50, 000,000.00) or, if less, the aggregate unpaid principal amount of this Note, which sum shall bear interest at a rate per annum of 7.00% calculated on the basis of a year of 365 days and actual days elapsed, compounded annually.

      All outstanding principal and all accrued and unpaid interest on this Note shall become due and payable on the earlier to occur of (a) the date seven years from the date hereof (b) twenty days following the closing of (i) a Qualified IPO (as defined in the Agreement and Plan of Reorganization dated as of August 13,1998 (the "Merger Agreement") among the Company, Tiberius, Inc., the Lender, Ticketmaster Group, Inc. Ticketmaster Multimedia Holdings, Inc.) following the consummation of the Merger (as defined in the Merger Agreement), or (ii) in the event that the Merger has not been consummated, the closing of the first underwritten public offering (the IPO) of common stock of the Company pursuant to a registration statement declared effective by the securities Act of 1933, as amended (the "Securities Act"). In the event that such Qualified IPO or IPO results in net cash proceeds to the Company of less than the aggregate amount of the outstanding principal and accrued interest on this Note, the Company shall be required to pay the Lender an amount equal to such net cash proceeds, with payment of such proceeds first applied against the accrued and unpaid interest and second to outstanding principal. Prepayments to be applied against interest shall be applied first to interest that is not convertible under Section 2(a).

     Unless the Merger shall have been consummated this Note may be prepaid in whole or in part from tune to time at the option of the Company upon three days prior irrevocable mode to the lender (unless this Note shall be convertible in accordance with Section 2 hereof, in which case, upon thirty days prior irrevocable notice) (a "Prepayment Notice"), Prepayments in part shall be applied first against accrued and unpaid interest and second against principal In addition, unless the Merger shall have been consummated. the Company shall have the option on each anniversary date of the date of this Note, to pay all or part of the accrued and unpaid interest on this Note without notice to Lender.

     If the due date of any payment under this Note would otherwise fall an a day that is not a business day, such date shall be extended to the next succeeding business day, and interest shall be payable for any principal so extended for the period of such extension.

     Payment of principal and interest shall be made in lawful money of the United States by draft or in immediately available funds to Lender at the Company's principal offices or, at the option of the Lender, at such other place in the United States as such Lender shall have designated to the Company in writing.

     2.   Conversion.  (a) The outstanding principal amount of this Note and any
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accrued and unpaid interest, which interest has been outstanding for a period longer than one year (the "Convertibility Amount may upon written notice by the Lender to the Company (the "Conversion Notice") he converted (in whole or in put to the extent permitted pursuant to subsection of this Section 2) into common stock of the Company, as further described in subsections (b), (c), (d) and (C) below, upon or at any time after the occurrence of any of the following events (each a "Convertibility Event"):

     (i) if the Merger shall not have been consummated and the Merger Agreement is terminated pursuant to Section 7.1(d) of the Merger Agreement (such termination being referred to herein as a "Company Termination" or if the Company shall not have obtained the Registration Rights Vote (as hereinafter defined) by the date of such termination, this Note shall become convertible on the date of such termination.

     (ii)   if the Merger Agreement shall have been terminated pursuant to
Section 7.1(c) or (d) thereof (an "Illegality Termination"), this Note shall become convertible on the one year anniversary of the date of this Note:

     (iii) if the Merger shall not have been consummated and the Merger Agreement shall have been terminated pursuant to Section 7.1(f) of the Merger Agreement (a "Lender Termination") and an IPO has occurred at any time valuing the Company's common stock at a price (the "IPO Price") equal to or greater than $9.33 per share (before commission, underwriter's discounts and other expenses and such number shall he appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or

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

similar change in the Company's common stock following the date of this Note and prior to conversion), this Note shall became convertible on the date five business days following such IPO; or

     (iv) if the Merger shall have been consummated, this Note shall became convertible upon the expiration of the Third Put as defined in Section 5,13 of the Merger Agreement.

     In the event the Company shall provide a Prepayment Notice indicating the Company's intent to prepay this Note in full at any time following a Convertibility Event, the conversion rights described in this Section 2(a) shall expire on the close of business on the date immediately preceding the date this Notes are to be so prepaid All accrued and unpaid interest outstanding and not converted pursuant to this subsection (a) shall become due and owing on the date the Convertibility Amount is converted in whole.

     (b) Upon conversion of this Note following the Convertibility Event described in subsection (a)(i) of this Section 2, the Convertibility Amount shall be converted into that number of shares of the Company's voting common stock as is equal to the Convertibility Amount divided by $7.33 (with such number to be appropriately adjusted to reflect any stock split, stock dividend reverse stock split or similar change in the Company's common stock following the date of this Note and prior to conversion), with any fraction of a share rounded up to the next whole share.

     (c) In the case of the Lender's conversion of all of this Note following the occurrence of a Convertibility Event described in subsection (a)(ii) of this
Section 2, (i) one-half of the Convertibility Amount shall be converted into that number of shares of the Company's voting Common Stock equal to one-half of the Convertibility Amount divided by $8.67 (with such number to be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar change in the Company's common stock following the date of this Note and prior to conversion), with any fraction of a share rounded up to the next whole share and (ii) one-half of the Convertibility Amount shall be converted into that number of shares of the Company's voting common stock (or, if prior to such conversion the Company shall have authorized a class of non-voting common stock, such non-voting common stock) equal to one-half of the Convertibility Amount divided by $8.67 (with such number to be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar change in the Company's common stock following the date of this Note and prior to conversion), with any fraction of a share rounded up to the next whole share In the event that the Lender shall be issued any security with voting rights pursuant to any conversion pursuant to clause (ii) of the preceding sentence, the Lender shall vote such securities on each matter submitted to a vote of the Company's, stockholders (including by written consent) for and against such matter in the same proportion as all other voting securities of the Company are voted (whether by proxy or otherwise) for and against such matter. Before acquiring any such securities, the Lender shall execute and deliver an irrevocable proxy to the Company in such form as the

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

Company shall reasonably propose authorizing the Company or its designees to vote such securities in accordance with the provisions hereof.

     (d) Upon conversion of this Note following the Convertibility Event described in subsection (a)(iii) of this Section 2, the Convertibility Amount shall be converted into that number of shares of the Company's voting common stock as is equal to the Convertibility Amount divided by the IPO Price (with such number to be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar change in the Company's common stock following the date of this Note and prior to conversion), with any fraction of a share rounded up to the next whole share.

     (e) Upon conversion of this Note following the Convertibility Event described in subsection (a)(iv) of this Section 2 the Convertibility Amount shall be converted into that number of shares of the Company's voting common stock as is equal to the Convertibility Amount divided by $8.67 (with such number to be appropriately adjusted to reflect any stock split stock dividend reverse stock split or similar change in the Company's common stock following the date of this Note and prior to conversion), with any fraction of a share rounded up to the next whole share.

     (f) The Company covenants to cause all share issuable upon conversion of this Note, when issued pursuant to this Section 2, to be fully paid, nonassessable and not subject to preemptive rights, and free from all taxes, liens and charges with respect to the issuance thereof (other than any liens that may be in- by the Lender). The Company agrees that it shall at all times after this Note's becoming convertible pursuant to this Section 2, have reserved for issuance upon conversion of this Note a sufficient number of authorized and unissued shares of the Company's common stock to allow for conversion of this
Note in full Conversion of this Note into shares of the Company common stock shall take place, and the Lender shall be issued certificates evidencing such shares, on the date which is the later of (i) five business days after the issuance of the Conversion Notice and (ii) the first business day following the date that all record filings with, and all required approval., consents and actions by, any governmental or regulatory agency (including, without limitation, any approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) shall have been obtained or made. The Company shall promptly take such action as may be necessary to hive the common stock issuable upon conversion of this Note to be deemed Registrable Securities (as defined in the Sixth Amended and Restated Stockholders Agreement of the Company, dated May 26, 1998 with respect to registrations under both Sections 5.1 and 5.332 thereof, as amended from time to time including obtaining the necessary stockholder approval (the "Registration Rights Vote") and such action shall be taken prior to any other common stock of the Company being deemed Registrable Securities (other than Registrable Securities outstanding on the date hereof).

     (g) In the event that the Company has provided a Prepayment Notice indicating its intent to prepay this Note in part following a Convertibility Event, the Lender shall have the option to convert that portion of this Note equal to the amount of

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

such partial prepayment that, if paid would reduce the Convertibility Amount (the "Convertibility Reduction Amount") and receive in lieu of the Convertibility Reduction Amount that number of shares of common stock (and if following a Convertibility Event pursuant to subsection (a)(ii) of this Section two, half voting common stock and half non-voting common stock on the same terms and conditions as described in subsection (c) above with respect to a conversion of the whole Convertibility Amount) equal to the Convertibility Reduction Amount divided by the conversion price that would be applicable to such conversion if it were a conversion in whole. The conversion rights described in this Section 2(g) shall expire with respect to the proposed partial prepayment described in such Conversion Notice on the close of business on the date immediately preceding the date this Notes are to be so prepaid and nothing is intended to diminish the right of the Lender to convert the remaining principal amount of this Note together with accrued and unpaid interest to the extent otherwise permitted, and in the manner provided for, in this Section 2.

     3.   Covenants.
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     (a)  At all times other than  of time from and after the consummation of the Merger until the consummation of a Qualified IPO,. the Company agrees that it shall not directly or indirectly (i) are or pay any dividend (other than a stock dividend) or make any distribution on its capital stock or to the holders of its capital stock, or (ii) directly or indirectly, purchase, redeem or otherwise acquire or retire for value, any such capital stock (or options, warrants or other rights to acquire such capital stock, other than this Note); provided that (A) the Company may convert any of its convertible capital stock into other capital stock pursuant to the terms of such convertible capital stock or otherwise in exchange therefor, and (B) the Company may repurchase stock from current or former employees of the Company in accordance with the terms of repurchase or similar agreements between the Company and such employees or in accordance with the terms of any employee stock ownership plan.

     (b) At all times other than the period of time from and after the consummation of the Merger until the consummation of a Qualified IPO, the Company agrees that it shall not (i) consolidate with or merge into any other person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person unless (A) the successor formed by such consolidation or the survivor of such merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company and its subsidiaries if an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to the Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Note and (B) immediately after giving effect to such transaction, no Event of Default and no condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default, shall have occurred and be continuing. Upon the

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

occurrence of a consolidation merger or a sale, lease or transfer of all or substantially all of the assets of the Company and its subsidiaries, the Lender shall be entitled to receive, upon conversion of this Notes following a Convertibility Event, for each share of common stocks that the Lender would otherwise be entitled to receive upon conversion, such stock, other securities, other property or assets (including cash) received by the holders of common stock of the Company per share.

      4.  Events of Default.
          -----------------

      (a) The following shall constitute an "Event of Default" under this Note:

          (i) the Company shall fail to pay when due any principal of or interest on this Note and such failure shall continue for 30 days;

          (ii) the Company shall fail to observe or perform any covenant or agreement contained in this Note (other than those covered by clause (i) above) for a period of 60 days after written notice thereof has been given to the Company by the Lender;

          (iii) the Company subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall con sent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (iv) an involuntary case or other proceeding shall be commenced against the Company (other than as the result of a petition by the Lender or any of its affiliates) seeking liquidation, reorganization or other relict with respect to it or its debts under any bankruptcy insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its subsidiaries under the federal bankruptcy as now or hereafter in effect.

     Notwithstanding the foregoing, in no event shall an Event of Default be deemed to have occurred during the period of time from and after the consummation of the Merger until the consummation of a Qualified IPO.

     (b) Notwithstanding any provision of this Note to the contrary, upon the occurrence and during the continuance of an Event of Default, then, the Lender may, by

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

principal amount thereof and accrued interest thereon without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or therein to the contrary notwithstanding, provided that upon the occurrence of an Events of Default specified in Section 4(a)(iii) or 4(a)(iv) above with respect to the Company, without any notice to the Company or any other act by the Lender, this Note shall become forthwith due and payable, both as to the outstanding principal amount thereof and accrued interest thereon, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or therein to the contrary notwithstanding.

     (c) In case an Event of Default shall have occurred and be continuing, then, the Lender may proceed to protect and enforce the Lenders rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in the Merger Agreement or this Note or in aid of the exercise of any power granted in the Merger Agreement or in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Lender. Any overdue principal of or interest on this Note shall bear interest, payable on demand, and in lawful money of the United States, for each day until paid at the rate of 9.00% per annum. No remedy herein conferred is be exclusive of any other remedy and each and every such remedy shall be in addition to every other remedy given hereunder or hereafter existing or in equity or by statute or otherwise. No course of dealing between the Company of its subsidiaries and the Lender or any delay on the part of the Lender in exercising any rights hereunder shall operate as a waiver of any rights of any such person hereunder or under the Merger Agreement.

     5.   Transfer. This Note may not be transferred, assigned or conveyed by
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the Lender, including by operation of law, without the prior written consent of the Company.

     6.   Notices: Choice of Law and Consent to Service of Process.  (a) Any
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notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

          If to Lender:   USA Networks, Inc.
                          152 West 57th Street
                          42nd Floor
                          New York, NY 10019
                          Telephone: (212) 314-7322
                          Facsimile: (212) 314-7329
                          Attn.: Thomas J. Kuhn, Esq.

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

          If to Company:  CitySearch, Inc.
                          790 East Colorado Boulevard
                          Suite 200
                          Pasadena, CA 91101
                          Telephone: (626)405-0050
                          Facsimile (626) 405-9929
                          Attn.: Douglas McPherson

     Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (c) The Company and Lender each hereby irrevocably submit to the jurisdiction of any New York State or Federal Court sitting in the city and county of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally jurisdiction of the aforesaid courts. The Company and Lender each irrevocably waives, to the fullest extent such party may effectively do so under applicable law trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such suit action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall. affect the right, of any party hereto to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

     7.  The Company represents, warrant that as of the date of this Note that:

     (a) The Company is a corporation duty incorporated validly existing and in good standing under the laws of the State of Delaware;

     (b) The execution delivery and performance by the Company of this Note are within the Company's corporate powers, have been duly authorized by all necessary Corporate action on the part of the Company, require no action by or in respect of, or filing with, any person and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any argument, judgment, injunction, order, decree or other instrument binding upon or affecting the Company or any of its properties or assets; and

     This Note has been duly and validly executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

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

     8.   Miscellaneous. The Company hereby waives presentment demand for
          -------------
performance, notice of non-performance, protest, notice of protest and notice of dishonor. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof. In tile event any interest or other forbearance is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.



CITYSEARCH, INC.

By: /s/ Douglas McPherson
    ---------------------------------------------
Name: Douglas McPherson
      -------------------------------------------
Title: Chief Legal Officer
       ------------------------------------------


Accepted and agreed:

USA NETWORKS, INC.

By: /s/ Thomas J. Kuhn
    ---------------------------------------------
Name: Thomas J. Kuhn
      -------------------------------------------

Title: Senior Vice President and General Counsel
       ------------------------------------------

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